UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2022

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2407 Park Drive Harrisburg, Pennsylvania	1.866.642.7736	17110
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2022, Mid Penn Bancorp, Inc. (“Mid Penn”) announced that Ms. Allison S. Johnson was appointed to the position of Senior Executive Vice President and Chief Financial Officer of Mid Penn and its wholly-owned subsidiary, Mid Penn Bank, effective May 11, 2022.  The terms of Ms. Johnson’s employment were previously reported on a Form 8-K filed on March 4, 2022, which Form 8-K is incorporated herein by reference.

Justin T. Webb, Senior Executive Vice President and Chief Operating Officer of Mid Penn, served as Interim Chief Financial Officer from February 28, 2022 until the commencement of Ms. Johnson’s employment on May 11, 2022.

A copy of the press release announcing Ms. Johnson’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.Description

99.1Press Release issued May 12, 2022

104Cover Page Interactive Date File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mid Penn Bancorp, Inc.

Date: May 12, 2022/s/ Rory G. Ritrievi

Rory G. Ritrievi

President and Chief Executive Officer